                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                 NETEGRITY, INC.

                             A DELAWARE CORPORATION

                                           Dated: Amended as of February 9, 2001

ARTICLE I MEETINGS OF STOCKHOLDERS...............................................      1
   Section 1.  Place of Meetings.................................................      1
   Section 2.  Annual Meeting....................................................      1
   Section 3.  Special Meetings..................................................      1
   Section 4.  Notice of Meetings................................................      1
   Section 5.  Voting List.......................................................      1
   Section 6.  Quorum............................................................      1
   Section 7.  Adjournments......................................................      2
   Section 8.  Action at Meetings................................................      2
   Section 9.  Voting and Proxies................................................      2
ARTICLE II DIRECTORS.............................................................      3
   Section 1.  Number, Election, Tenure and Qualification........................      3
   Section 2.  Enlargement.......................................................      3
   Section 3.  Vacancies.........................................................      3
   Section 4.  Resignation and Removal...........................................      3
   Section 5.  General Powers....................................................      3
   Section 6.  Chairman of the Board.............................................      3
   Section 7.  Place of Meeting..................................................      3
   Section 8.  Regular Meeting...................................................      3
   Section 9.  Special Meetings..................................................      4
   Section 10.  Quorum, Action at Meeting, Adjournments..........................      4
   Section 11.  Action by Consent................................................      4
   Section 12.  Telephonic Meetings..............................................      4
   Section 13.  Committees.......................................................      4
   Section 14.  Compensation.....................................................      5
ARTICLE III OFFICERS.............................................................      5
   Section 1.  Enumeration.......................................................      5
   Section 2.  Election..........................................................      5
   Section 3.  Tenure............................................................      5
   Section 4.  President.........................................................      6
   Section 5.  Vice-Presidents...................................................      6
   Section 6.  Secretary.........................................................      6
   Section 7.  Assistant Secretaries.............................................      6
   Section 8.  Treasurer.........................................................      7
   Section 9.  Assistant Treasurers..............................................      7
   Section 10.  Bond.............................................................      7
ARTICLE IV NOTICES...............................................................      7
   Section 1.  Delivery..........................................................      7
   Section 2.  Waiver of Notice..................................................      8
ARTICLE V INDEMNIFICATION........................................................      8
   Section 1.  Third Party Actions...............................................      8
   Section 2.  Derivative Actions................................................      8
   Section 3.  Expenses..........................................................      8
   Section 4.  Authorization and Request for Indemnification.....................      8
   Section 5.  Advance Payment of Expenses.......................................      9

   Section 6.  Non-Exclusiveness.................................................      9
   Section 7.  Insurance.........................................................      9
   Section 8.  Constituent Corporations..........................................      9
   Section 9.  Additional Indemnification........................................      9
ARTICLE VI CAPITAL STOCK.........................................................     10
   Section 1.  Certificates of Stock.............................................     10
   Section 2.  Lost Certificates.................................................     10
   Section 3.  Transfer of Stock.................................................     10
   Section 4.  Record Date.......................................................     10
   Section 5.  Registered Stockholders...........................................     11
ARTICLE VII CERTAIN TRANSACTIONS.................................................     11
   Section 1.  Transactions with Interested Parties..............................     11
   Section 2.  Quorum............................................................     11
ARTICLE VIII GENERAL PROVISIONS..................................................     12
   Section 1.  Dividends.........................................................     12
   Section 2.  Reserves..........................................................     12
   Section 3.  Checks............................................................     12
   Section 4.  Fiscal Year.......................................................     12
   Section 5.  Seal..............................................................     12
ARTICLE IX AMENDMENTS............................................................     12

                                 NETEGRITY, INC.

                                     BY-LAWS

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors or the chief executive officer, or if not so designated, at the registered office of the Corporation.

         Section 2. Annual Meeting. Annual meetings of stockholders shall be held on such date and time as shall be designated from time to time by the Board of Directors or Chief Executive Officer, at which meeting the stockholders shall elect by a plurality vote a Board of Directors and shall transact such other businesses as may properly be brought before the meeting.

         Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may, unless otherwise prescribed by statute or by the Certificate of Incorporation, be called by the Board of Directors or the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least thirty percent (30%) amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 5. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the Certificate of Incorporation or these by-laws. Both abstentions and broker non-votes are to be counted as present for the purpose of determining the existence of a quorum for the transaction of business at any meeting. However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker non-votes are not to be counted as votes cast or shares voting. Where a separate vote by a class or classes is expressly required by law or the Certificate of Incorporation of the Corporation, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

         Section 7. Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these by-laws, which time and place shall be announced at the meeting, by a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 8. Action at Meetings. When a quorum is present at any meeting, the vote of the holders of a majority of the shares voting in person or represented by proxy and entitled to vote on the matter (or where a separate vote by a class or classes is expressly required by law or the Certificate of Incorporation of the Corporation, the vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting) shall decide any matter (other than the election of Directors) brought before such meeting, unless the matter is one upon which by express provision of law, the Certificate of Incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. For purposes of determining the number of shares voting on a particular proposal, abstentions and broker non-votes are not to be counted as votes cast or shares voting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

         Section 9. Voting and Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock having voting power held of record by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                                   ARTICLE II

                                    DIRECTORS

         Section 1. Number, Election, Tenure and Qualification. The number of Directors which shall constitute the whole board shall be not less than one. Within such limit, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting or at any special meeting of stockholders. The Directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in
Section 3 of this Article, and each Director elected shall hold office until his successor is elected and qualified, unless sooner displaced. Directors need not be stockholders.

         Section 2. Enlargement. The number of the Board of Directors may be increased at any time by vote of a majority of the Directors then in office.

         Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law or these by-laws, may exercise the powers of the full board until the vacancy is filled.

         Section 4. Resignation and Removal. Any Director may resign at any time upon written notice to the Corporation at its principal place of business or to the chief executive officer or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, unless otherwise specified by law or the Certificate of Incorporation.

         Section 5. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         Section 6. Chairman of the Board. If the Board of Directors appoints a chairman of the board, he shall, when present, preside at all meetings of the stockholders and the Board of Directors. He shall perform such duties and possess such powers as are customarily vested in the office of the chairman of the board or as may be vested in him by the Board of Directors.

         Section 7. Place of Meeting. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 8. Regular Meeting. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board; provided that any Director who is absent when such a determination is made shall be given prompt notice of such determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

         Section 9. Special Meetings. Special meetings of the board may be called by the chief executive officer, secretary, or on the written request of two or more Directors, or by one Director in the event that there is only one Director in office. Two days' notice to each Director, either personally or by telegram, cable, telecopy, commercial delivery service, telex or similar means sent to his business or home address, or three days' notice by written notice deposited in the mail, shall be given to each Director by the secretary or by the officer or one of the Directors calling the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

         Section 10. Quorum, Action at Meeting, Adjournments. At all meetings of the board a majority of Directors then in-office, but in no event less than one third of the entire board, shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. For purposes of this section, the term "entire board" shall mean the number of Directors last fixed by the stockholders or Directors, as the case may be, in accordance with law and these by-laws; provided, however, that if less than all the number so fixed of Directors were elected, the "entire board" shall mean the greatest number of Directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 11. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 12. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 13. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution designating such committee or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and make such reports to the Board of Directors as the Board of Directors may request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these by-laws for the conduct of its business by the Board of Directors.

         Section 14. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, the Board of Directors shall have the authority to fix from time to time the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and the performance of their responsibilities as Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefore. The Board of Directors may also allow compensation for members of special or standing committees for service on such committees.

                                   ARTICLE III

                                    OFFICERS

         Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, a secretary and a treasurer and such other officers with such titles, terms of office and duties as the Board of Directors may from time to time determine, including a chairman of the board, one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. If authorized by resolution of the Board of Directors, the chief executive officer may be empowered to appoint from time to time assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these by-laws otherwise provide.

         Section 2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer. Other officers may be appointed by the Board of Directors at such meeting, at any other meeting, or by written consent.

         Section 3. Tenure. The officers of the Corporation shall hold office until their successors are chosen and qualify, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors or by the chief executive officer may be removed at any time by the affirmative vote of a majority of the Board of Directors or a committee duly authorized to do so, except that any officer appointed by the chief executive officer may also be removed at any time by the chief executive officer. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors, at its discretion. Any officer may resign by delivering his written resignation to the Corporation at its principal place of business or to the chief executive officer or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         Section 4. President. The president shall be the chief operating officer of the Corporation. He shall also be the chief executive officer unless the Board of Directors otherwise provides. The president shall, unless the Board of Directors provides otherwise in a specific instance or generally, preside at all meetings of the stockholders and the Board of Directors, have general and active management of the business of the Corporation and see that all orders and resolutions of the Board of Directors are carried into effect. The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 5. Vice-Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice-president, or if there be more than one vice-president, the vice-presidents in the order designated by the Board of Directors or the chief executive officer (or in the absence of any designation, then in the order determined by their tenure in office) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors or the chief executive officer may from time to time prescribe.

         Section 6. Secretary. The secretary shall have such powers and perform such duties as are incident to the office of secretary. He shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be from time to time prescribed by the Board of Directors or chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 7. Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, the chief executive officer or the secretary (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer or the secretary may from time to time prescribe. In the absence of the secretary or any assistant secretary at any meeting of stockholders or Directors, the person presiding at the-meeting shall designate a temporary or acting secretary to keep a record of the meeting.

         Section 8. Treasurer. The treasurer shall perform such duties and shall have such powers as may be assigned to him by the Board of Directors or the chief executive officer. In addition, the treasurer shall perform such duties and have such powers as are incident to the office of treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Directors, when the chief executive officer or Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

         Section 9. Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, the chief executive officer or the treasurer (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer or the treasurer may from time to time prescribe.

         Section 10. Bond. If required by the Board of Directors, any officer shall give the Corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the Corporation.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Delivery. Whenever, under the provisions of law, or of the Certificate of Incorporation or these by-laws, written notice is required to be given to any Director or stockholder, such notice may be given by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery service, telex or similar means, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the

Corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

         Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                 INDEMNIFICATION

         Section 1. Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each an "Indemnitee"), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

         Section 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit.

         Section 3. Expenses. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 4. Authorization and Request for Indemnification.

                  (a)      Any indemnification requested by the Indemnitee under
Section 1 hereof shall be made no later than ten (10) days after receipt of the written request of the Indemnitee, unless it shall have been adjudicated by a court of final determination that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  (b)      Any indemnification requested by the Indemnitee under
Section 2 hereof shall be made no later than ten (10) days after receipt of the written request of the Indemnitee, unless it shall have been adjudicated by a court of final determination that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, the Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of the Indemnitee's duty to the Corporation unless and only to the extent that any court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

         Section 5. Advance Payment of Expenses. Subject to Section 4 above, the Corporation shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Corporation. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation. The advances to be made hereunder shall be paid by the Corporation to or on behalf of the Indemnitee within 30 days following delivery of a written request therefor by the Indemnitee to the Corporation.

         Section 6. Non-Exclusiveness. The indemnification provided by this
Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V.

         Section 8. Constituent Corporations. The Corporation shall have power to indemnify any person who is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this Corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Section 9. Additional Indemnification. In addition to the foregoing provisions of this Article V, the Corporation shall have the power, to the full extent provided by law, to indemnify any person for any act or omission of such person against all loss, cost, damage and expense (including attorney's fees) if such person is determined (in the manner prescribed in Section 4 hereof) to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation.

                                   ARTICLE VI

                                  CAPITAL STOCK

         Section 1. Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

         Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to gives reasonable evidence of such loss, theft or destruction, to advertise the same in such mariner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

         Section 3. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty days nor less then ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

         Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                              CERTAIN TRANSACTIONS

         Section 1. Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

                  (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

                  (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

         Section 2. Quorum. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Reserves. The Directors may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

         Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 5. Seal. The Board of Directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the Board of Directors.

                                   ARTICLE IX

                                   AMENDMENTS

         These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors provided, however, that in the case of a regular or special meeting of stockholders, notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such meeting.

         In the event of any conflict of any provision of these by-laws and the Corporation's Certificate of Incorporation, as amended from time to time, and including any certificate of designation filed with respect to the Corporation's preferred stock, the provisions of such instruments shall in all events supersede, govern and control the provisions of these by-laws.